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                                  EXHIBIT 21.1


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                                                                  Exhibit 21.1

                            FIRST CHARTER CORPORATION

                              Affiliated Companies
                              As of March 15, 2002


Listed below are the subsidiaries of the Company, all of which are wholly owned and are owned directly by the Company, unless otherwise indicated.


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 Subsidiary                                                    State of Incorporation
 ----------                                                    ----------------------
 First Charter Bank                                            North Carolina
 First Charter Brokerage Services, Inc. (1)                    North Carolina
 First Charter Leasing, Inc. (1)                               North Carolina
 First Charter Insurance Services, Inc.  (1)                   North Carolina
 First Charter of Virginia Realty Investments, Inc. (1)        Virginia
 First Charter Realty Investments, Inc.  (2)                   Delaware
 First Charter Real Estate Holdings, LLC (3)                   North Carolina
 FCB Real Estate, Inc.  (3)                                    North Carolina
 Lincoln Center at Mallard Creek, LLC (4)                      North Carolina
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(1)      Owned by First Charter Bank
(2)      Primarily owned by First Charter of Virginia Realty Investments, Inc.
(3)      Primarily owned by First Charter Realty Investments, Inc.
(4)      51% owned by First Charter Bank